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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 4, 2004


                           Surge Global Energy, Inc.
                           -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
            (State or jurisdiction of incorporation or organization)

                                    000-24269
                                    ---------
                            (Commission File Number)

                                   34-1454529
                                   ----------
                     (I.R.S. Employer Identification Number)

                    7090 Whipple Avenue, N. Canton, OH 44720
                    ----------------------------------------
               (Address of principal executive offices (Zip Code)

                   Registrant's telephone number: 330-244-9720

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.02.        Departure of Directors or Principal Officers; Election of
                  Directors; Appointment of Principal Officers.


         On November 4, 2004, the Company expanded the Board of Directors by two additional seats and filled one of the vacancies with Gary W. Vandergrift, President of Dynamo Energy, subject to his written consent. On October 14, 2004, the Company announced that it entered into an agreement with Dynamo Energy, which agreement provides the Company with the first right to all of Dynamo Energy's oil and gas development/exploration prospects in North America until October 12, 2009. Other than this agreement, there have been no prior transactions between the Company and Mr. Vandergrift and his affiliated parties. A copy of the Company's press release of October 26, 2004 is appended hereto as
Exhibit 99.1. This press release prematurely indicated Mr. Vandergrift's election to the Board, since Board approval did not take place until November 4, 2004.

         Mr. Vandergrift has over thirty years of experience in oil and gas exploration, development, technology, and engineering. He has held supervisory engineering positions at Kloepfer Coles Nikiforuk Pennell Associates as well as Placer Development, Ltd. Mr. Vandergrift has held executive positions at Northridge Exploration, Trophy Petroleum, and Dynamo Energy.

         Mr. Vandergrift has experience both domestically and internationally. He has provided international property evaluations, development plans, exploration support, and bids for oil and gas concessions in Argentina, Azerbaijan, Cameroon, Indonesia, and Malaysia. In Azerbaijan, he managed several oil properties. Through his developmental plans and drilling expertise, reserves and production were doubled. Mr. Vandergrift has also been recognized by the Azerbaijan government for having a role in the 'Sustainable Development Program,' which implemented strict safety and environmental standards in field operations.

         He is a member of: The Society of Petroleum Engineers of AIME, The association of professional engineers of British Columbia, The Canadian Institute of Mining and Metallurgy, and the Alberta Association of professional engineers, geologists and geophysicists.

         On November 4, 2004, the Company appointed David Perez to it's Board of Directors, subject to his written approval to fill the second vacancy. There have been no prior transactions between the Company and Mr. Perez and his affiliated parties. A copy of the Company's press release dated November 5, 2004 is appended hereto as Exhibit 99.2.

         Mr. Perez has over 23 years of entrepreneurial and executive management experience. In 1983, Mr. Perez was the founder and CEO of VCI Communications Corporation, a consumer electronics and communications sales and service company. In 1984, Mr. Perez established a second operating company where he led VCI Cellular Mobile Phone Corporation in an explosive industry that pioneered retail cellular phone markets in New Jersey, Pennsylvania and Southern CA. In 1985 Mr. Perez expanded the companies cellular retail operations by opening one-stop Cellular Phone centers supported by a fleet of mobile sales and service vehicles in Southern California with over 50 authorized agents. In 1986 VCI Cellular Mobile Phone Corporation of CA was approved as the first privately owned Reseller for PacTel Mobile Services by the State of California Public Utilities Commission. In 1990 Mr. Perez sold the CA subscriber base to LA Cellular a division of McCaw Cellular (now AT&T Wireless/Cingular). In 1986 Mr. Perez was the cofounder and President of Cellular Solutions Ltd. which was sold in early 1990 to TeleSciences Inc., where he remained President of the Cellular & Wireless Billing Operation Support Systems group from 1990 to 1992. From 1992-1995 Mr. Perez consulted for TeleSciences and other major Telephone and Cable TV companies in areas relating to business development, customer acquisition and operation support systems. From 1995-2001 Mr. Perez was the founder and CEO of COM2001 Corporation (alexis communications) a unified communications company that developed the InternetPBX business telephone system. Since 2001, Mr. Perez has been providing consulting services to Venture Capital groups and Investment Banks in areas related to business development and private equities transactions. Since, October of 2003 Mr. Perez has been providing senior level consulting services in areas related to Mining, Oil and Gas Exploration.



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Item 9.01.  Financial Statements and Exhibits.

            (c) Exhibits:

               99.1  Press Release dated October 26, 2004

               99.2  Press Release dated November 5, 2004



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      Surge Global Energy, Inc.


Dated:  November 4, 2004              By: /s/ William L. Miller
                                      ------------------------------------------
                                      William L. Miller, Chief Executive Officer